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                       FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


    This First Amendment (this "Amendment") to that certain Employment Agreement dated as of February 20, 1996, by and between Noble Broadcast Group, Inc., a Delaware corporation ("Noble") and John T. Lynch ("Lynch"), (the "Agreement"), is entered into as of December 20, 1996 by and between Jacor Communications, Inc., a Delaware corporation (the "Company") and Lynch. Unless specifically designated otherwise, the capitalized terms used herein shall have the same meanings ascribed to them in the Agreement.

                                       RECITALS

    A. On the Closing Date of the Stock Agreement, Noble assigned and the Company assumed all of Noble's rights and obligations under the Agreement.

    B. The Company's needs for the services to be provided by Lynch under the Agreement have changed since the execution thereof.

    C. The Company and Lynch desire to amend the Agreement in order to modify the rights and obligations of each of them thereunder, subject to their concurrent execution of a consulting agreement, as provided therein and herein.

                                      AGREEMENT

    NOW, THEREFORE, in consideration of the foregoing, of the mutual promises, covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

    1. TERMINATION. On the date of execution of this Amendment (the "Termination Date"), the Agreement is hereby automatically terminated and the parties are hereby relieved of all duties, obligations and restrictions thereunder except as otherwise specifically provided in this Amendment or as specifically provided in any other written agreement between the parties, including without limitation the Consulting Agreement (defined below), the Stock Agreement, and, as defined in the Stock Agreement, the Indemnification Agreement and the Escrow Agreement. Without limiting the foregoing, after the Termination Date, the Company shall not be obligated to make any payments to Lynch under the Agreement including without limitation payments pursuant to Section 9.5.1 thereof

    2. CONSULTING AGREEMENT. As a condition precedent to the effectiveness of this Amendment, the parties are concurrently entering into a consulting agreement in the form attached hereto as Exhibit A.


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    3.   HEALTH INSURANCE.  As required by the Internal Revenue Code section
4980B ("COBRA"), Lynch and his qualified beneficiaries will receive a COBRA notice regarding the continuation of health insurance benefits following the signing of this Amendment. If Lynch and/or his qualified beneficiaries complete the paperwork to receive COBRA benefits, Lynch and his beneficiaries may obtain health insurance benefits pursuant to COBRA, at their sole expense, provided that Lynch and any of his qualified beneficiaries remain eligible for benefits pursuant to the eligibility rules of COBRA.

    4. RELEASE BY LYNCH. Except for the obligations set forth herein, Lynch hereby forever releases and discharges the Company and its officers, directors, employees, agents, successors and assigns, and all related and subsidiary corporations or organizations and their officers, directors, agents, insurers, attorneys, successors and assigns ("Releasees"), from any and all losses, liability, claims, demands, causes of action, grievances or suits of every type directly or indirectly arising out of disputes under the Employment Agreement and/or Lynch's employment or separation from employment with the Company which in any manner relate to events, circumstances or acts occurring on or before the Termination Date. This includes, but is not limited to, any claims for unpaid salary or benefits (other than (i) amounts to be paid for the pay period immediately preceding the Termination Date and (ii) amounts to be paid for reimbursement of expenses incurred in the pay periods preceding the Termination Date (not to exceed the sum of $5,000), breach of express or implied contract, wrongful termination, violation of public policy, invasion of privacy, breach of the implied covenant of good faith and fair dealing, defamation, fraud, infliction of emotional distress, or employment discrimination or retaliatory conduct of any kind arising under federal or state law or constitutions, including without limitation the California Fair Employment and Housing Act, Title VII of the Civil Rights Act of 1964, federal Americans with Disabilities Act of 1990, or the Age Discrimination in Employment Act of 1967, as amended. Lynch hereby acknowledges that all amounts required to be paid on or before the Termination Date, pursuant to Section 3.1 of the Agreement or otherwise pursuant to the employment relationship between Lynch and the Company have been paid other than (i) amounts to be paid for the pay period immediately preceding the Termination Date and (ii) amounts to be paid for reimbursement of expenses incurred in the pay periods preceding the Termination Date (not to exceed the sum of $5,000). Nothing herein shall be construed as a release or discharge by Lynch from any losses, liability, claims, demands, causes of action, grievances or suits arising out of any other agreement, including without limitation the Stock Agreement, the Consulting Agreement, and, as defined in the Stock Agreement, the Indemnification Agreement and the Escrow Agreement.

    5. RELEASE BY THE COMPANY. The Company hereby forever releases and discharges Lynch from any and all losses, liability, claims, demands, causes of action, grievances or suits of any type directly arising out of the failure by Lynch to take any action or discharge any duty on or after July 15, 1996 and on or before the Termination Date relating to the obligations of Lynch under the Agreement. Nothing herein shall be construed as a release or discharge by the Company from any losses, liability, claims, demands, causes of action, grievances or suits arising out of disputes under any other agreement, including without limitation the Stock Agreement, the


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Consulting Agreement, and, as defined in the Stock Agreement, the
Indemnification Agreement and the Escrow Agreement.

    6. WAIVER OF RIGHTS UNDER CIVIL CODE SECTION 1542. Each party expressly waives all of the benefits and rights pursuant to Civil Code Section 1542, which provides and reads as follows:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

    7. NO PROSECUTION OF ACTION. Lynch hereby represents and warrants that he has not filed or caused to be filed against Releasees any complaint with an administrative agency or any lawsuit. Each party irrevocably and absolutely agrees not to prosecute nor allow to be prosecuted on his or its behalf, before any arbitrator, in any administrative agency, whether local or state, or in any court, whether federal or state, any claim or demand of any type related to the matters released in Sections 4 and 5 above; it being an intention of the parties that with the execution by each party of this Amendment, the other party (and in the case of the Company, Releasees) will be absolutely, unconditionally and forever discharged of and from all obligations to or on behalf of the other discharged herein. Each party agrees that this Amendment will constitute a complete defense to any released claim of any kind brought by it or on its behalf.

    8. OFFICE; SECRETARIAL SUPPORT OFFICE FURNITURE/EQUIPMENT. From the Termination Date until and including January 1, 1997, the Company shall provide Lynch with the same or similar office space and secretarial support that was provided immediately prior to the Termination Date. On or before January 1, 1997, Lynch will vacate the office located at 4891 Pacific Highway, San Diego, California and will cause all of his personal property to be removed. The Company hereby assigns, transfers, delivers and conveys to Lynch all right, title, and interest of the Company in and to all office furniture and equipment located in the second floor executive suite at 4891 Pacific Highway, as listed on Exhibit B attached hereto.

    9. VOLUNTARY EXECUTION OF AMENDMENT. Lynch acknowledges and agrees that he has read and understands the terms of this Amendment; that he has been given a full opportunity to consult with a lawyer with respect to the matters referenced in this Amendment, and that Lynch has obtained and considered such legal counsel as he deems necessary, such that Lynch is entering into this Amendment, freely, knowingly and voluntarily; and that he has been given at least twenty-one (21) days in which to consider whether or not to enter into this Amendment. The release by Lynch described in Section 4 herein shall not become effective or enforceable until seven (7) days after Lynch signs this Amendment. In order to revoke this Amendment within the seven (7) day period after its execution, Lynch must deliver a written letter of revocation to the Manager of Human Resources of the Company.


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    10.  RESIGNATION; NOT AN OFFICER.  Lynch hereby resigns from any and all positions of employment with the Company and any Releasee. Lynch further hereby resigns as an officer of the Company, and the parties hereby acknowledge that as of the Termination Date, Lynch is not an officer or director of the Company or any Releasee. The parties agree to promptly take whatever action may be necessary under the bylaws of the Company to effectuate or memorialize this section.

    11. SURVIVAL. Notwithstanding the termination of the Agreement on the Termination Date, the parties agree that all obligations set forth in this Amendment shall survive such termination.

    12. COUNTERPART. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument when each party has signed one such counterpart.

    13. NO ADMISSIONS. By entering into this Amendment, the parties make no admission that they, or the Releasees, have engaged in or are now engaging in any unlawful conduct or employment practice. It is understood and agreed between the parties that this Amendment is not an admission of liability and shall not be used or construed as such in any legal or administrative proceeding.

    14. NO FUTURE EMPLOYMENT. Lynch agrees that he will not seek future employment with, nor need he be considered for any future openings with, the Company, or any division thereof, or any parent, subsidiary or related corporation or entity.

    15. ARBITRATION. The parties agree to resolve any disputes which arise under the Agreement, as amended hereby, including any dispute relating to the interpretation of the Agreement, by arbitration. The arbitration shall be final and binding upon the parties. Except as provided by this Amendment, any arbitration shall be in accordance with the then-current Employment Dispute Resolution procedures and rules of the American Arbitration Association ("AAA"), and before a single arbitrator. The arbitration shall take place in San Diego, California.

         a. The parties will select an arbitrator by requesting a list of five (5) arbitrators from the AAA. Each party will strike names alternately from the list and the one remaining name will be the "Arbitrator." This procedure must be completed within fifteen (15) days of the mailing of the list by AAA.

         b. Either party may bring an action in any Ohio or California court of competent jurisdiction to compel arbitration under the Agreement, as amended hereby, and to enforce an arbitration award.


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         c.   Lynch and the Company will share equally the fees and costs of the Arbitrator. Each party will deposit funds or post other appropriate security for its share of the Arbitrator's fee, in an amount and manner determined by the Arbitrator, ten (10) days before the first day of hearing.

    16. WAIVER OF BREACH AND SEVERABILITY. The waiver by either party to this Amendment of a breach of any provision of this Amendment by the other party shall not operate or be construed as a waiver of any subsequent breach of said other party. In the event any provision of this Amendment is found to be invalid or unenforceable, it may be severed from this Amendment and the remaining provisions of this Amendment shall continue to be binding and effective.

    17. ENTIRE AGREEMENT; CONFLICT. The Agreement, as amended hereby, contains the entire agreement of the parties respecting, and supersedes any prior understandings and agreements between them respecting, the subject matter of the Agreement, as amended hereby, except as otherwise specifically provided in the Consulting Agreement. The Agreement, as amended hereby, may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, release, abandonment or discharge is sought.

    18. BINDING AGREEMENT AND GOVERNING LAW. The Agreement, as amended hereby, may not be assigned by a party without the prior written consent of the other party. The Agreement, as amended hereby, shall be binding upon and shall inure to the benefit of the parties and their permitted successors in interest and shall be construed in accordance with and governed by the laws of the State of Ohio.

    IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

JACOR COMMUNICATIONS, INC.,                 "LYNCH"
a Delaware corporation


By: /s/ Robert L. Lawrence                   /s/ John T. Lynch
   -------------------------------------    -----------------------------------
     Robert L. Lawrence                      JOHN T. LYNCH
     President & Chief Operating Officer


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                                      EXHIBIT A

                                 CONSULTING AGREEMENT



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                                      EXHIBIT B

                            OFFICE FURNITURE AND EQUIPMENT

EQUIPMENT                                      OFFICE
---------                                      ------

One    Xerox 620 Memorywriter                  Chris
One    Brother Typewriter                      Denise
Two    Texas Instruments Calculator            Chris/Denise
One    Calculator                              Frank
One    Canon Calculator                        John
Two    Hewlett Packard Laserjet Fax            Chris/Denise
One    Electric 3-hole punch                   Chris/Denise
One    Inkjet printer                          Accounting
One    Hewlett Packard Computer                Chris
One    Hewlett Packard Laserjet Printer        Chris

FURNITURE
---------

One    Secretarial Desk with return            Denise
One    Secretarial Desk with return/credenza   Chris
One    FireKing filing cabinet                 Chris
Three  4-drawer lateral filing cabinets        Chris
Three  4-drawer lateral filing cabinets        Denise
Two    Small wood/fabric guest chairs          Chris
One    Small bookcase                          Denise
One    Large leather executive chair           John
One    Burgundy fabric/wood couch              John
Four   Burgundy fabric/wood large chairs       John
One    Marble coffee table                     John
One    Depsthre lithograph (golf course)       John
One    Rothe lithograph (horses)               John
One    Executive desk and return/credenza      Frank
One    Desk chair                              Frank
One    End table                               Frank
Two    Small burgundy guest chairs             Frank
Two    Bookcases                               Frank
One    Purple couch                            Frank
One    Executive Desk and return/credenza      Empty office in executive suite
One    Executive chair                         Empty office in executive suite
One    End table                               Empty office in executive suite
One    Bookcase                                Empty office in executive suite
One    Small burgundy sofa                     Lobby of executive suite
Two    Burgundy fabric chairs                  Lobby of executive suite
Two    End tables                              Lobby of executive suite
       Trees and plants                        In executive suite


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